UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 21, 2007

Arrowhead Research Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21898	46-0408024
(Commission File Number)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 304-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 21, 2007, Unidym, Inc. (“Unidym”), a Delaware corporation and majority-owned subsidiary of Arrowhead Research Corporation (“Arrowhead”), and Unidym Acquisition, LLC (“Merger LLC”), a Delaware limited liability company and wholly-owned subsidiary of Unidym, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Carbon Nanotechnologies, Inc. (“CNI”), a Delaware corporation, and William A. McMinn as stockholder representative. Pursuant to the Merger Agreement, CNI will be merged with and into Merger LLC, with Merger LLC remaining as the surviving entity after the merger (“Merger”). After giving effect to the Merger, Unidym will be the sole managing member of Merger LLC. There are no material relationships among Unidym and CNI or any of their respective affiliates or any of the other parties to the Merger Agreement or the related ancillary agreements, other than in respect of such agreements themselves.

At the effective time of the Merger, each outstanding share of capital stock of CNI, other than shares of Series E Preferred Stock of CNI, will be converted into the right to receive approximately 0.19 fully paid and non-assessable shares of Series A Preferred Stock of Unidym. Each outstanding share of Series E Preferred Stock of CNI will be converted into the right to receive approximately 2.58 fully paid and non-assessable shares of Series B Preferred Stock Unidym. In addition, in connection with the Merger, each currently outstanding share of Series A Preferred Stock of Unidym will be converted into one share of Series B Preferred Stock of Unidym. All outstanding restricted stock units under CNI’s restricted stock unit plan and warrants to purchase shares of CNI capital stock will be assumed by Unidym. The Merger Agreement also provides that 20% of the issued and outstanding capital stock of Unidym (calculated after giving effect to the Merger) will be placed into an escrow account to settle certain claims for indemnification for breaches of or inaccuracies in Unidym’s and CNI’s representations and warranties, covenants and agreements.

The Merger and the Merger Agreement have been unanimously approved by the board of directors of Unidym and CNI and has been approved by a majority of the stockholders of each of Unidym and CNI.

The Merger Agreement contains customary representations and warranties and covenants by each of the parties. The closing of the Merger is subject to customary closing conditions. The parties to the Merger Agreement anticipate completing the Merger as soon as all such closing conditions have been satisfied.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 hereof is hereby incorporated by reference in this Item 3.02. The share consideration to be paid by Unidym in connection with the Merger is expected to be issued in reliance upon an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events

Reference is made to Arrowhead’s press release dated March 22, 2007 announcing the execution of the Merger Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated as of March 21, 2007 by and among Unidym, Inc., Unidym Acquisition, LLC, Carbon Nanotechnologies, Inc., and William A. McMinn as the Stockholder Representative

99.1	Press Release dated March 22, 2007

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWHEAD RESEARCH CORPORATION
March 26, 2007
	By:	/s/ Joseph T. Kingsley
	Name:	Joseph T. Kingsley
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated as of March 21, 2007 by and among Unidym, Inc., Unidym Acquisition, LLC, Carbon Nanotechnologies, Inc., and William A. McMinn as Stockholder Representative

99.1	Press Release dated March 22, 2007

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the Securities and Exchange Commission upon request.